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              WORLD MONITOR TRUST

              ADVISORY AGREEMENT

Advisory Agreement (the "Agreement") dated as of the 1st day of November, 2000, by and among World
Monitor Trust (the "Trust") - Series C, a Delaware business trust, Prudential Securities Futures
Management Inc., a Delaware corporation (the "Managing
Owner") and Northfield Trading L.P., a Delaware limited partnership (the "Advisor").

                W I T N E S S E T H :

WHEREAS, the Trust and Series C have been organized primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of futures, forward and options contracts. Other transactions also may be effected from time to time, including among others, those as more fully identified in Exhibit A hereto. The foregoing commodities and other transactions are collectively referred to as "Commodities"; and

WHEREAS, the Managing Owner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Commodities trading activities of the various Series
(as defined below) of the Trust; and

WHEREAS, Series C is engaged in a continuous offering (the "Offering") of its limited liability beneficial interests (the "Interests") through
Prudential Securities Incorporated ("Prudential
Securities"), an affiliate of the Managing Owner, and in connection therewith, the Trust has filed with the United States Securities and Exchange Commission (the
"SEC"), pursuant to the United States Securities Act of
1933, as amended (the "1933 Act"), a registration

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statement on Form S-1 to register the Interests, and as
part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which prospectus, together with all amendments and supplements thereto, shall be referred to herein as the "Prospectus"); and

WHEREAS, the Trust has ongoing reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

WHEREAS, the Trust has registered the Interests under the securities or Blue Sky laws of such jurisdictions as the Managing Owner deems appropriate;
and

WHEREAS, the Advisor's present business includes the management of Commodities accounts for its clients;
and

WHEREAS, the Advisor is registered as a commodity trading advisor under the United States Commodity
Exchange Act, as amended (the "CE Act"), and is a member of the National Futures Association (the "NFA") as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and

WHEREAS, the Trust and the Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement commodity advisory services on behalf of Series C during the term of this Agreement to replace another commodity trading adviser which managed Series
C assets from June 10, 1998 to June 7, 2000 (the "Prior
Advisor").

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NOW, THEREFORE, the parties agree as follows:

1. Duties of the Advisor.

(a) Appointment.

The Trust hereby appoints
the Advisor, and the Advisor hereby accepts appointment, as its limited attorney-in-fact to exercise discretion to invest and reinvest in Commodities during the term of this Agreement the portion of the Trust's Net Asset Value (as defined in the Prospectus) which is comprised of the assets attributable to the Series C Interests allocated to the Advisor (the "Series C Allocated Assets") on the terms and conditions and for the purposes set forth herein.
This limited power-of-attorney is a continuing power and shall continue in effect with respect to the Advisor until terminated hereunder. The Advisor shall have sole authority and responsibility for independently directing the investment and reinvestment in Commodities of the Series C Allocated Assets for the term of this Agreement pursuant to the trading programs, methods, systems and strategies described in Exhibit A hereto, which the Trust and the Managing
Owner have selected to be utilized by the Advisor in trading the Series C Allocated Assets (collectively referred to as the Advisor's "Trading Approach"), subject to the trading policies and limitations as set forth in the Prospectus and attached hereto as Exhibit
B (the "Trading Policies and Limitations"), as the same may be modified from time to time and provided in writing to the Advisor. The portion of the Series C
Allocated Assets to be allocated by the Advisor at any point in time to one or more of the various trading strategies comprising the Advisor's Trading Approach will be determined as set forth in Exhibit A hereto, as it may be amended from time to time, with the consent of the parties, it being understood that trading gains

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and losses automatically will alter the agreed upon
allocations. Upon receipt of a new allocation, the Advisor will determine and, if required, adjust its trading in light of the new allocation.


(b) Allocation of Responsibilities.

The Managing Owner will have the responsibility for the management of any portion of the Series C Allocated
Assets that are not invested in Commodities.  The
Advisor will use its good faith best efforts in determining the investment and reinvestment in Commodities of the Series C Allocated Assets in compliance with the Trading Policies and Limitations, and in accordance with the Advisor's Trading Approach.
In the event that the Managing Owner shall, in its sole discretion, determine in good faith following consultation appropriate under the circumstances with the Advisor that any trading instruction issued by the Advisor violates the Trust's Trading Policies and
Limitations, then the Managing Owner, following reasonable notice to the Advisor appropriate under the circumstances, may override such trading instruction and shall be responsible therefor. Nothing herein shall be construed to prevent the Managing Owner from imposing any limitation(s) on the trading activities of the Trust beyond those enumerated in the Prospectus if the Managing Owner determines that such limitation(s) are necessary or in the best interests of the Trust, in which case the Advisor will adhere to such limitations following written notification thereof.

(c) Trading Approach.

The Advisor agrees that at least 90% of the gains and income, if any, generated by its Trading Approach for Series C will be from buying and selling Commodities as described in Exhibit
C hereto.

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(d) Modification of Trading Approach.

In the event the Advisor requests to use, or the Managing
Owner requests the Advisor to use, a trading program, system, method or strategy other than or in addition to the trading programs, systems, methods or strategies comprising the Trading Approach in connection with trading for the Trust (including, without limitation, the deletion or addition of an agreed upon trading program, system, method or strategy to the then agreed upon Trading Approach), either in whole or in part, the Advisor may not do so and/or shall not be required to do so, as appropriate, unless both the Managing Owner and the Advisor consent thereto in writing.

(e) Notification of Material Changes.

The Advisor also agrees to give the Managing Owner prior written notice of any proposed material change in its Trading Approach, and agrees not to make any material change in such Trading Approach (as applied to the Trust) over the objection of the Managing Owner, it being understood that the Advisor shall be free to institute non-material changes in its Trading Approach
(as applied to the Trust) without prior written notification. Without limiting the generality of the foregoing, refinements to the Advisor's Trading
Approach, the deletion (but not the addition) of commodities (other than the addition of commodities then being traded (i) on organized domestic commodities exchanges, (ii) on foreign commodities exchanges recognized by the Commodity Futures Trading Commission as providing customer protections comparable to those provided on domestic exchanges, or (iii) in the interbank foreign currency market) to or from the Advisor's Trading Approach, and variations in the leverage principles and policies utilized by the Advisor, shall not be deemed a material change in the Advisor's Trading

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Approach, and prior approval of the
Managing Owner shall not be required therefor. The utilization of forward markets in addition to those enumerated in the Advisor's Disclosure Document, dated
July 1, 2000 (the "Disclosure Document"), attached hereto as Exhibit C, would be deemed a material change to the Advisor's Trading Approach and prior approval shall be required therefore.

Subject to adequate assurances of confidentiality, the Advisor agrees that it will discuss with the Managing Owner upon request any trading methods, programs, systems or strategies used by it for trading customer accounts which differ from the Trading
Approach used for the Trust, provided, that nothing contained in this Agreement shall require the Advisor to disclose what it deems to be proprietary or confidential information.

(f) Request for Information.

In addition to its obligations under Section 4 hereof, the Advisor agrees to provide the Managing Owner with any reasonable information concerning the Advisor that the Managing Owner may reasonably request (other than the identity of its customers or proprietary or confidential information concerning the Trading
Approach), subject to receipt of adequate assurances of confidentiality by the Managing Owner, including, but not limited to, information regarding any change in control, key personnel, Trading Approach and financial condition which the Managing Owner reasonably deems to be material to Series C; the Advisor also shall notify the Managing Owner of any such matters the Advisor, in its reasonable judgment, believes may be material to the Series C relating to the Advisor and its Trading
Approach. During the term of this Agreement, the Advisor agrees to provide the Trust with updated monthly information

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related to the Advisor's performance results, including
all such information required to be disclosed in the Prospectus, within a reasonable period of time after the end of the month to which it relates.

(g) Notice of Errors.

The Advisor is responsible for promptly
reviewing all oral and written
confirmations it receives to determine that the Commodities trades were made in accordance with the Advisor's instructions. If the Advisor determines that an error was made in connection with a trade or that a trade was made other than in accordance with the Advisor's instructions, the Advisor shall promptly notify the Managing Owner of this fact, and shall utilize its best efforts to cause the error or discrepancy to be corrected.

(h) Liability.

Neither the Advisor nor any
employee, director, officer or partner of the Advisor, nor any person who controls the Advisor, shall be liable to the Managing Owner, its officers, directors, shareholders or employees, or any person who controls the Managing Owner, or the Trust, or any of their respective successors or assignees under this Agreement, except by reason of acts or omissions in material breach of this Agreement or due to their misconduct or negligence or by reason of their not having acted in good faith in the reasonable belief that such actions or omissions were in the best interests of the Trust; it being understood that the Advisor makes no guarantee of profit nor offers any protection against loss, and that all purchases and sales of Commodities shall be for the account and risk of Series C, and the Advisor shall incur no liability for trading profits or losses resulting therefrom provided the Advisor would not

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otherwise be liable to Series C under the terms hereof.

(i) Initial Allocation, Additional Allocations, and Reallocations.

Initially, the Series C Allocated Assets will total an amount equal to the assets of the Trust allocable to the Series C
Interests, including all cash and cash equivalents held by the Trust in respect of such Interests reduced by all liabilities of the Trust incurred specifically in respect of the Series C Interests and further reduced by a pro-rata share of the total liabilities of the Trust which are not otherwise specifically allocable to another Series of Interests. Thereafter, subject to
Section 12(a) below, the Trust may, based on the sale of additional Interests or the exchange by owners of Series C Interests ("Limited Owners") for Interests in another Series, (A) allocate additional Series C assets to the Advisor on a weekly basis during the Trust's
Continuous Offering Period, as defined in the Prospectus, (B) reallocate Series C Allocated Assets away from the Advisor to another commodity trading advisor (an "Other Advisor"), (C) reallocate Series C assets to the Advisor away from an Other Advisor , or
(D) allocate additional capital with respect to Series
C assets to an Other Advisor.

(j) Delivery of Disclosure Document.

The Advisor agrees to provide to the Managing Owner any amendment, supplement, or update to the Disclosure
Document attached hereto as Exhibit C.

2. Indemnification.

(a) The Advisor.

Subject to the provisions of
Section 3, the Advisor, and each officer, director, partner and

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employee of the Advisor, and each person
who controls the Advisor, shall be indemnified, defended, and held harmless by Series C and the Managing Owner, from and against any and all claims, losses, judgments, liabilities, damages, costs, expenses (including, without limitation, reasonable investigatory and attorneys' fees) and amounts paid in settlement of any claims in compliance with the conditions specified below (collectively, "Losses") sustained by the Advisor (i) in connection with any matter relating to the Registration Statement or the Prospectus or the Prior Advisor prior to the effective date of this Agreement, (ii) arising out of any untrue statement of any material fact contained in the Registration Statement or the Prospectus or the omission to state in the Registration Statement or the Prospectus a material fact required to be stated therein or necessary to make the statements therein
(with respect to the Prospectus, in light of the circumstances in which they are made), not misleading, or any failure to comply with any legal requirements relating to the Offering of the Interests (including without limitation, any noncompliance with the requirements of the Exchange Act, and/or the 1933 Act, and/or the CE Act, including the rules and regulations thereunder, and or the rules and regulation of the NFA, in each case with respect to the Offering of Interests), except to the extent that such untrue statement, omission or failure was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration Statement or the Prospectus, (iii) in connection with any acts or omissions of the Advisor, or any of its officers, directors or employees relating to its management of the Series C Allocated Assets, including in connection with this Agreement or otherwise as a result of the Advisor's performance of services on behalf of Series C or its role as trading advisor to Series C Allocated
Assets or (iv) as a result of a material breach of this Agreement by the Trust or the Managing Owner, provided that, (i) such Losses were not the result of negligence, misconduct or a material

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breach of this Agreement on the part of
the Advisor, or its officers,
directors, partners or employees, or any person controlling the Advisor, (ii) the Advisor, and its officers, directors, partners and employees, and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by it and them to be in or not opposed to the best interests of the Trust and
(iii) any such indemnification will only be recoverable from the Series C Allocated Assets and the assets of the Managing Owner and not from any other assets of any other series of the Trust.

(b) Series C.

Series C shall be indemnified
by the Advisor against any Losses sustained by Series C directly resulting from (i) the negligence or misconduct of, or a material breach of this Agreement by, the Advisor or its directors, officers, partners or employees or any person who controls the Advisor, (ii) any action or omission to act of the Advisor or its directors, officers, partners or employees or any person who controls the Advisor that was not taken in good faith or in a manner reasonably believed by it and them to be in the best interests of Series C, (iii) any untrue statement of any material fact contained in the Registration Statement or the Prospectus or the omission to state in the Registration Statement or the Prospectus a material fact required to be stated therein or necessary to make the statements therein
(with respect to the Prospectus, in light of the circumstances in which they are made), not misleading in each case under this subclause (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration
Statement or Prospectus.

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(c) Procedure.

No indemnification shall be
permitted under this Section 2 for amounts paid in settlement if (A) the party claiming indemnification
(the "Indemnitee") fails to notify the indemnifying party of the terms of any settlement proposed, at least fifteen (15) days before any amounts are paid, and (B) the indemnifying party does not approve the amount of the settlement within fifteen (15) days of receiving such notice (such approval not to be withheld unreasonably). Notwithstanding the foregoing, the indemnifying party shall, at all times, have the right to offer to settle any matter with the approval of the indemnitee (which approval shall not be withheld unreasonably) and if the indemnifying party successfully negotiates a settlement and tenders payment therefor to the Indemnitee the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the indemnifying party to the Indemnitee shall be the amount of said proposed settlement. Any indemnification under this
Section 2, unless ordered by a court, shall be made by the indemnifying party only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth hereunder.

(d) Default Judgments and Confessions of Judgment.

None of the foregoing provisions for
indemnification shall be applicable with respect to default judgments or confessions of judgment entered into by the Indemnitee, with its knowledge,

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without the prior consent of the indemnifying party.

(e) Partial Indemnification.

In the event that an Indemnitee under this Section 2 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such Indemnitee shall be indemnified only for that portion of the Losses incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

(f) Expenses.

Expenses incurred in defending
a threatened or pending civil, administrative or criminal action, suit or proceeding against an Indemnitee shall be paid by the indemnifying party in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if sustained, would entitle the Indemnitee to indemnification pursuant to the terms of this
Section 2, and (ii) the Indemnitee undertakes to repay the advanced funds to the indemnifying party in cases in which the Indemnitee is not entitled to indemnification pursuant to this Section 2, and (iii) in the case of advancement of expenses by the indemnifying party, the Indemnitee obtains a written opinion of mutually acceptable independent legal counsel that advancing such expenses is proper in the circumstances.

3. Limits on Claims.

(a) Prohibited Acts.

The Advisor agrees that it will not take any of the following actions against the Trust: (i) seek

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a decree or order by a court
having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively, "Bankruptcy or Insolvency Action").

(b) Limited Assets Available.

In addition, the Advisor agrees that
for any obligations due and
owing to it by the Trust, the Advisor will look solely and exclusively to Series C Allocated Assets or to the assets of the Managing Owner, if it has liability in its capacity as Managing Owner, to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, whether there is a Bankruptcy or Insolvency Action taken or otherwise.
The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

(c) No Limited Owner Liability.

This Agreement has been made and executed by and on behalf of the Trust and the Managing

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Owner for the benefit of
the Series C Interests of the Trust and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified above and no resort shall be had to the assets of other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

(d) Subordination Agreement.

The Advisor agrees and consents (the "Consent") to look solely to each Series for which brokerage and clearing services are being performed ("Series C") and assets (the
"Series C Assets") of Series C and to the Managing
Owner and its assets for payment. The Series C Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Series C, including, without limitation, funds delivered to the Trust for the purchase of interests in Series C. In furtherance of the Consent, the Advisor agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions
(collectively, "Claims") incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and Series C and the Series C Assets, shall be subject to the following limitations:

(1) Subordination of certain claims and rights.
(i) except as set forth below, the Claims, if any, of the Advisor (the "Subordinated Claims") shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Advisor's Claims (if any)

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against Series C shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from Series C, the Series C Assets and the Managing Owner and its assets; and provided further that the Advisor's valid Claims, if any, against Series C shall be pari passu and equal in right of repayment and distribution with all other valid Claims against Series C and (ii) the Advisor will not take, demand or receive from any Series or the Trust or any of their respective assets (other than Series C, the Series C Assets and the Managing
Owner and its assets) any payment for the Subordinated Claims;

(2) the Claims of the Advisor with respect to Series C shall only be asserted and enforceable against Series C, the Series C Assets and the
Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(3) if the Claims of the Advisor against Series C or the Trust are secured in whole or in part, the Advisor hereby waives (under section
1111(b) of the Bankruptcy Code (11 U.S.C. S
1111(b)) any right to have any deficiency Claims
(which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than Series C), as the case may be;

(4) in furtherance of the foregoing, if and to the extent that the Advisor receives monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than Series C, the Series C Assets and the Managing

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Owner and its assets, the Advisor shall be
deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(5) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

4. Obligations of the Trust, the Managing Owner and the Advisor.

(a) Disclosure.

Each of the Trust and the
Managing Owner agrees to cooperate and use its good faith and best efforts in connection with the taking of such actions not inconsistent with this Agreement as the Managing Owner may determine to be necessary or advisable in order to make the offer and sale of Interests lawful in any jurisdiction and to comply with applicable regulatory requirements. The Advisor agrees to make all disclosures regarding itself, its officers and principals, trading performance, Trading Approach, customer accounts (other than the names of customers, unless such disclosure is required by law or regulation) and other information, as the Managing
Owner may request, in its the reasonable judgment, necessary in order to manage the Trust and correspond with the Limited Owners. No description of, or other information relating to, the Advisor may be distributed by the Managing Owner without the prior written consent of the Advisor; provided that distribution of performance information relating to Series C's account shall not require consent of the Advisor.

(b) Modification.

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If any event or circumstance occurs as
a result of which it becomes
necessary, in the judgment of the Trust or the Managing
Owner, to amend the Registration Statement in order to make the Registration Statement not materially misleading or to amend or to supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, or if it is otherwise necessary in order to permit the Trust to continue to offer its Series C Interests, the Advisor will furnish such information with respect to itself and its principals, as well as its Trading Approach and past performance history as the Managing Owner may reasonably request, and will cooperate to the extent reasonably necessary in the preparation of any required amendments or supplements to the Registration Statement and/or the Prospectus.

(c) Back-up Information.

Subject to adequate
assurances of confidentiality, the Advisor will supply to or make available for review by the Managing Owner
(and if requested by the Managing Owner to its designated auditor) all documents, statements, agreements and workpapers requested by them which are in the Advisor's possession or to which it has access relating to all accounts required to be covered by the Advisor's past performance history in the Registration
Statement and the Prospectus, provided, however, that the Advisor may, in its sole discretion, withhold from any such inspection the identity of the clients for whom any such accounts are maintained.

(d) Ongoing Information.

If, at any time during the term of
the Advisory Agreement, the Advisor
discovers any fact or omission, or any event or change of circumstances has occurred which would make the

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Advisor's representations and warranties herein
inaccurate or incomplete in any material respect, or which might render the then-effective Registration
Statement or Prospectus, with respect to (i) the Advisor or its principals, (ii) the Advisor's Trading
Approach, or (iii) the Advisor's past performance history, untrue or misleading in any material respect, the Advisor will provide prompt written notification to the Managing Owner of any such fact, omission, event or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification or the failure to continue to be in compliance with the foregoing representations and warranties during the term of the Advisory Agreement within a reasonable time following such notification shall be cause for the Managing Owner to terminate the Advisory Agreement with the Advisor on prior written notice to the Advisor for so long as Series C Interests in the Trust are being offered.

If, at any time during the term of the Advisory
Agreement, the Managing Owner discovers any fact or omission, or any event or change of circumstance has occurred which would make the Managing Owner's or the Trust's representations and warranties herein inaccurate or incomplete in any material respect, the Managing Owner promptly will provide written notification to the Advisor of such event or change of circumstance and the facts related thereto.

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(e) Registration Statement and Prospectus.

The Managing Owner shall provide the Advisor with a copy of each amendment to the Registration Statement and amendment or supplement to the Prospectus, and no amendment to the Registration Statement or amendment or supplement to the Prospectus which contains any

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statement or information regarding the Advisor will be
filed or used unless the Advisor has received reasonable prior notice and a copy thereof and has consented in writing to such statement or information concerning the Advisor being filed and used. The
Advisor will not distribute the Registration Statement, the Prospectus and/or the selling materials related thereto.

(f) Advisor Not A Promoter.

The parties acknowledge that the Advisor has not been, either alone or in conjunction with Prudential Securities or its affiliates, an organizer or promoter of the Trust, and it is not intended by the parties that the Advisor shall have any liability as such.

5. Advisor Independence.

(a) Independent Contractor.

The Advisor shall for all purposes herein be deemed to be an independent contractor with respect to the Trust, the Managing
Owner and each other commodity trading advisor that may in the future provide commodity trading advisory services to the Trust and Prudential Securities, and shall, unless otherwise expressly authorized, have no authority to act for or to represent the Trust, the Managing Owner, any other commodity trading advisor or Prudential Securities in any way or otherwise be deemed to be a general agent, joint venturer or partner of the Trust, the Managing Owner, any other commodity trading advisor or Prudential Securities, or in any way be responsible for the acts or omissions of the Trust, the Managing Owner, any other commodity trading advisor or Prudential Securities as long as it is acting independently of such persons.

(b) Unauthorized Activities.

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Without limiting the obligations of the Trust set forth under this
Agreement, nothing herein contained shall be deemed to require the Trust to take any action contrary to its Trust Agreement or Certificate of Trust or any applicable statute, regulation or rule of any exchange or self-regulatory organization.

(c) Purchase of Interests.

Any of the Advisor, its principals, and employees may, in its discretion, purchase Series C Interests.

(d) Confidentiality.

The Trust and the Managing Owner
acknowledge that the Trading Approach of the Advisor is the confidential property of the Advisor. Nothing in this Agreement shall require the Advisor to disclose the confidential or proprietary details of its Trading Approach. The Trust and the Managing Owner further agree that they will keep confidential and will not disseminate the Advisor's trading advice to the Trust, except as, and to the extent that, it may be determined by the Managing Owner to be (i) necessary for the monitoring of the business of the Trust, including the performance of brokerage services by the Trust's commodity broker(s) or (ii) expressly required by law or regulation.

6. Commodity Broker.

All Commodities trades for the account of the Trust shall be made through such commodity broker or brokers as the Managing Owner directs or otherwise as may be agreed upon in accordance with such order execution procedures as are agreed upon between the

Advisor and the Managing Owner.  The Advisor shall not have any authority or responsibility in selecting or supervising
any broker for execution of Commodities trades of the
Trust or for negotiating commission rates to be charged
therefor.  The Advisor shall not be responsible for
determining that any such bank or broker used in
connection with any Commodities transactions meets the
financial requirements or standards imposed by the
Trust's Trading Policies and Limitations.    At the
present time it is contemplated that the Trust will execute and clear all Commodities trades through Prudential Securities. The Advisor may, however, with the consent of the Managing Owner, execute transactions at such other broker(s), and upon such terms and conditions, as the Advisor and the Managing Owner agree if such broker(s) agree to "give up" all such transactions to Prudential Securities for clearance;
attached hereto as Exhibit D is a list of executing brokers and their respective give-up fees to which the Managing Owner has given such consent. The Advisor agrees that each of its executing brokers will "give up" all transactions to Prudential Securities for clearance, and the Managing Owner will use its reasonable best efforts to ensure that Prudential
Securities will accept all such "give up" transactions for clearing. To the extent that the Trust determines to utilize a broker or brokers other than Prudential
Securities, it will consult with the Advisor prior to directing it to utilize such broker(s), and will not retain the services of such broker(s) over the reasonable objection of the Advisor.

7. Fees.

In consideration of and in compensation for the performance of the Advisor's services under this Agreement, the Advisor shall receive from Series C a weekly management fee (the "Management Fee") and an incentive fee (the "Incentive Fee") based on Series C
Allocated

Assets, as follows:

(a) A Management Fee equal to 0.0385% of
Series C Allocated Assets determined as of the close of business each Friday (an annual rate of 2%). The sum of the amounts determined each Friday will be paid monthly. For purposes of determining the Management
Fee, any distributions, redemptions, or reallocation of the Series C Allocated Assets made as of the last
Friday of a week shall be added back to Series C
Allocated Assets and there shall be no reduction for
(i) the accrued Management Fees being calculated, or
(ii) any accrued but unpaid incentive fees due the Advisor under paragraph (b) below for the quarter in which such fees are being computed, or (iii) any accrued but unpaid extraordinary expenses (as defined in the Trust Agreement). The Management Fee determined for any week in which the Advisor manages Series C
Allocated Assets for less than a full week shall be prorated on the basis of the number of days in the week
Series C Allocated Assets were under the Advisor's management as compared to the total number of days in such week.

(b) An incentive fee of twenty percent (20%)
(the "Incentive Fee") of "New High Net Trading Profits"
(as hereinafter defined) generated on Series C
Allocated Assets, including realized and unrealized gains and losses thereon, as of the close of business on the last Friday of each calendar quarter (the
"Incentive Measurement Date"). The fee will accrue weekly.

New High Net Trading Profits (for purposes of calculating the Advisor's Incentive Fee only) will be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar quarter for which an Incentive Fee was earned
(or, with respect to the first

Incentive Fee, as of the
commencement of the Advisor's commodity trading activities for Series C) (the "Incentive Measurement
Period").  New High Net Trading Profits for any
Incentive Measurement Period will be the net profits, if any, from Series C's trading during such period
(including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit
(loss) on open positions) and will be calculated after the determination of Series C's fixed brokerage fee
(which is currently 7.75%) and the Advisor's Management
Fee, but before deduction of any Incentive Fee accrued during the Incentive Measurement Period. New High Net
Trading Profits will not include interest earned or credited on the Series C Allocated Assets and will be adjusted (either increased or decreased, as the case may be) to reflect extraordinary expenses (e.g., litigation, costs or damages) paid in respect of Series
C during an Incentive Measurement Period.  New High Net
Trading Profits will be generated only to the extent that the Advisor's cumulative New High Net Trading
Profits exceed the highest level of cumulative New High
Net Trading Profits achieved by the Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement
Date.  New High Net Trading Profits for an Incentive
Measurement Period shall exclude capital contributions to Series C in an Incentive Measurement Period, distributions or redemptions paid or payable by Series
C during an Incentive Measurement Period, as well as losses, if any, associated with redemptions distributions and reallocations of assets during the Incentive Measurement Period and prior to the Incentive
Measurement Date (i.e., to the extent
that assets are allocated away from the
Advisor, any loss carry forward
attributable to the Advisor shall be reduced in the same proportion that the assets allocated away from the Advisor through redemptions or allocations caused by the Trust or the Managing Owner bears to the Series C
Allocated Assets prior to the reallocation and New High
Net Trading Profits shall reflect this reduction in loss carryforward). In calculating New High Net
Trading Profits, Incentive Fees paid for a previous
Incentive Measurement Period will not reduce cumulative
New High Net Trading Profits in subsequent periods.
The Advisor's Incentive Fee shall not be netted with the incentive fee of any Other Advisor.

Notwithstanding any other provision of this Agreement which may be interpreted to the contrary, it is the intent of the parties that all cumulative losses existing as of the date of this Agreement which were accumulated while the Series C Allocated Assets were under the management of the Prior Advisor in the amount of approximately $3,830,000, must be recouped consistent with the calculations and provisions of this
Section 7 before the first Incentive Fee under this Agreement will be due and owing.

(c) Timing of Payment.

Management Fees and Incentive Fees
shall be paid within fifteen (15)
business days following the end of the period for which they are payable. The first incentive fee which may be due and owing to the Advisor in respect of any New
Trading Profits will be due and owing as of the last
Friday of the first calendar quarter during which the Trading Advisor managed the Allocated Assets for at least forty five (45) days. If an Incentive Fee shall have been paid by the Trust to the Advisor in respect of any calendar quarter and the Advisor shall incur subsequent losses on the Series C Allocated Assets, the
Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High
Net Trading Profits.

(d) Fee Data.

The Advisor will be provided by
the Managing Owner with the data used by the Managing
Owner to compute the foregoing fees within ten (10) business days of the end of the relevant period.

(e) Third Party Payments.

Neither the Advisor, nor any of its officers, directors, employees or partners, shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which the Trust carries an account for transactions executed in the Trust's account. The parties acknowledge that a spouse of any of the foregoing persons may receive floor brokerage commissions in respect of trades effected pursuant to the Advisor's Trading Approach on behalf of the Trust, which payment shall not violate the preceding sentence.

8. Term and Termination.

(a) Term.

This Agreement shall commence on
the date hereof and, unless sooner terminated, shall continue in effect until the close of business on December 31, 2001. Thereafter, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 8, this Agreement shall be renewed automatically on the same terms and conditions set forth herein for successive additional one-year terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding twelve (12) month term. The automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any reallocation of the Series C
Allocated Assets away from the Advisor pursuant to this Agreement, or (ii) the retention of Other Advisors following a reallocation, or otherwise.

(b) Automatic Termination.

This Agreement shall terminate automatically in the event that the Trust is terminated. In addition, this Agreement shall terminate automatically in the event that the Series C
Allocated Assets declines as of the end of any business day by 33 1/3% from the Series C Allocated Assets (i) as of the first day of this Agreement, or (ii) as of the first day of any calendar year, as adjusted on an ongoing basis by (A) any decline(s) in the Series C
Allocated Assets caused by distributions, redemptions, permitted reallocations, and withdrawals, and (B) additions to the Series C Allocated Assets caused by additional allocations of the Trust Estate to the Advisor's management based on sales of additional
Series C Interests.

(c) Optional Termination Right of Trust.

This Agreement may be terminated at any time at the election of the Managing Owner in its sole discretion upon at least thirty (30) days' prior written notice to the Advisor. The Managing Owner will use its best efforts to cause any termination to occur as of a month-end.
This Agreement also may be terminated upon prior written notice, appropriate under the circumstances, to the Advisor in the event that: (A) the Managing Owner determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor is unable to use its agreed upon Trading Approach to any material extent, as such

Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trust; (B) the Advisor's registration as a commodity trading advisor under the CE Act, or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed; (C) the Managing Owner determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor has failed to conform, and after receipt of written notice, continues to fail to conform in any material respect, to (i) any of the Trust's Trading Policies and Limitations, or (ii) the Advisor's Trading Approach;
(D) there is an unauthorized assignment of this Agreement by the Advisor; (E) the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by the Trust or its business goodwill, in each instance without the consent of the Managing Owner; (F) Douglas Bry and/or Philip Spertus is not in control of the Advisor's trading activities for the Trust; (G) the Advisor becomes bankrupt
(admitted or decreed) or insolvent, (H) pursuant to
Section 4(d) hereof, or (I) for any other reason, the Managing Owner determines in good faith that such termination is essential for the protection of the Trust and the Series C Interests, including, without limitation a good faith determination by the Managing
Owner that the Advisor has breached a material obligation to the Trust under this Agreement relating to the trading of the Series C Allocated Assets.

(d) Optional Termination Right of Advisor.

The Advisor shall have the right to terminate this Agreement at any time upon written notice to the Trust, appropriate under the circumstances, in the event (i) of the receipt by the Advisor of an opinion of independent counsel satisfactory to the Advisor and the Trust that by reason of the

Advisor's activities with respect to
the Trust, it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (ii) that the registration of the Managing Owner as a commodity pool operator under the CE Act, or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) the Managing Owner (x) imposes additional trading limitation(s) pursuant to
Section 1 of this Agreement which the Advisor does not agree to follow in its management of the Series C
Allocated Assets, or (y) overrides trading instructions of the Advisor or does not consent to a material change to the Trading Approach requested by the Advisor; (iv) if the amount of the Series C Allocated Assets decreases to less than $1 million as the result of redemptions, but not trading losses, as of the close of business on any Friday; (v) the Managing Owner elects
(pursuant to Section 1 of this Agreement) to have the Advisor use a different Trading Approach in the Advisor's management of Trust assets from that which the Advisor is then using to manage such assets and the Advisor objects to using such different Trading
Approach; (vi) there is an unauthorized assignment of this Agreement by the Trust or the Managing Owner;
(vii) there is a material breach of this Agreement by the Trust and/or the Managing Owner after giving written notice to the Managing Owner which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by the Managing Owner; or (viii) other good cause is shown and the written consent of the Managing Owner is obtained
(which shall not be withheld unreasonably).

(e) Termination Fees.

In the event that this Agreement is
terminated with respect to, or by, the
Advisor pursuant to this Section 8 or the Managing
Owner allocates the Series C Allocated Assets to Other
Advisors,
the Advisor shall be entitled to, and the Trust shall pay, the Management Fee and the Incentive
Fee, if any, which shall be computed (i) with respect to the Management Fee, on a pro rata basis, based upon the portion of the month for which the Advisor had the Series C Allocated Assets under management, and (ii) with respect to the Incentive Fee, if any, as if the effective date of termination was the last day of the then current calendar quarter. The rights of the Advisor to fees earned through the earlier to occur of the date of expiration or termination shall survive this Agreement until satisfied.

(f) Termination and Open Positions.

Once terminated, the Advisor shall have no responsibility for existing positions, including delivery issues, if any, which may result from such positions.

9. Liquidation of Positions.

The Advisor agrees to liquidate open positions in the amount that the Managing Owner informs the Advisor, in writing via telecopy or other equivalent means, that the Managing Owner considers necessary or advisable to liquidate in order to (i) effect any termination or reallocation pursuant to Sections 1 or 8, respectively, or (ii) fund its pro rata share of any redemption, distribution or Trust expense. The Managing Owner shall not, however, have authority to instruct the Advisor as to which specific open positions to liquidate, except as provided in Section 1 hereof. The
Managing Owner shall provide the Advisor with such reasonable prior notice of such liquidation as is practicable under the circumstances and will endeavor to provide at least three (3) days' prior notice. In the event that losses incurred by the Advisor exceed the amount of the Series C Allocated Assets, the Managing Owner agrees to cover such excess losses from its assets, but in no event from the assets of the other Series issued by the Trust.

10. Other Accounts of the Advisor.

(a) Management of Other Accounts.

Subject to paragraph (c) of this Section 10, the Advisor shall be free to manage and trade accounts for other investors
(including other public and private commodity pools) during the term of this Agreement and to use the same or other information and Trading Approach utilized in the performance of services for the Trust for such other accounts so long as the Advisor's ability to carry out its obligations and duties to the Trust pursuant to this Agreement is not materially impaired thereby. In addition, the Advisor, and its partners, directors, officers and employees, as applicable, also will be permitted to trade in Commodities using the Trading Approach or otherwise for their own accounts, so long as the Advisor's ability to carry out its obligations and duties to the Trust pursuant to this Agreement is not materially impaired thereby.

(b) Acceptance of Additional Capital.

Furthermore, so long as the Advisor is performing services for the Trust, it agrees that it will not accept additional capital for management in the Commodities markets if doing so would have a reasonable likelihood of resulting in the Advisor having to modify materially its agreed upon Trading Approach being used for the Trust in a manner which might reasonably be expected to have a material adverse effect on the Trust. Without limiting the generality of the foregoing, it is understood that this paragraph shall not prohibit the acceptance of additional capital, which acceptance requires only routine adjustments to trading patterns in order to comply with speculative position limits or daily trading limits. Furthermore, it is understood that the acceptance of additional capital by the Advisor may cause the Advisor not to consent to an additional allocation under Section
1(i)(A) or (C). The Advisor will use its best efforts to provide the Managing Owner with reasonable prior notice of any such capacity constraints.

(c) Equitable Treatment of Accounts.

The Advisor agrees, in its management of accounts other than the account of the Trust, that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates (in whole or in part) over the Trust. The preceding sentence shall not be interpreted to preclude
(i) the Advisor from charging another client fees which differ from the fees to be paid to it hereunder, or
(ii) an adjustment by the Advisor in the implementation of any agreed upon Trading Approach in accordance with the procedures set forth in Section 1 hereof which is undertaken by the Advisor in good faith in order to accommodate additional accounts. The Advisor, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide the Managing Owner with an explanation of the differences, if any, in performance between the Trust and any other similar account pursuant to the same Trading Approach for which the Advisor or any of its principals or affiliates acts as a commodity trading advisor (in whole or in part).


(d) Inspection of Records.

Upon the reasonable request of, and upon reasonable notice from, the Managing Owner, the Advisor shall permit the Managing Owner to review at the Advisor's offices during normal business hours such trading records as it reasonably may request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered during the term of this

Agreement by the Advisor for other accounts managed by the Advisor, which the parties acknowledge to mean that the Managing
Owner may inspect, subject to such restrictions as the Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of its clients, all trading records of the Advisor as it reasonably may request during normal business hours. The Advisor may, in its discretion, withhold from any such report or inspection the identity of the client for whom any such account is maintained and in any event, the Trust and the Managing Owner shall keep all such information obtained by them from the Advisor confidential.

11. Speculative Position Limits.

If, at any time during the term of this Agreement, it appears to the Advisor that it may be required to aggregate the Trust's Commodities positions with the positions of any other accounts it owns or controls for purposes of applying the speculative position limits of the Commodity Futures Trading Commission ("CFTC"), any exchange, self-regulatory body, or governmental authority, the Advisor promptly will notify the Managing Owner if the Trust's positions under its management are included in an aggregate amount which equals or exceeds the applicable speculative limit.
The Advisor agrees that, if its trading recommendations pursuant to its agreed upon Trading Approach are altered because of the potential application of speculative position limits, the Advisor will modify its trading instructions to the Trust and its other accounts in a good faith effort to achieve an equitable treatment of all accounts; to wit, the Advisor will liquidate Commodities positions and/or limit the taking of new positions in all accounts it manages, including the Trust, as nearly as possible in proportion to the assets available for trading of the respective accounts
(including "notional" equity) to the extent necessary to comply with applicable speculative position limits.
The Advisor presently believes that its Trading
Approach for the management of the Trust's account can be implemented for the benefit of the Trust notwithstanding the possibility that, from time to time, speculative position limits may become applicable.

12. Redemptions, Distributions, Reallocations and
Additional Allocations.

(a) Notice.

The Managing Owner agrees to give
the Advisor at least one (1) business day prior notice of any proposed redemptions, exchanges, distributions, reallocations, additional allocations, or withdrawals.

(b) Allocations.

Redemptions, exchanges, withdrawals, and distributions of Series C Interests shall be charged against Series C Allocated Assets.

13. Brokerage Confirmations and Reports.

The Managing Owner will instruct the Trust's commodity broker or brokers to furnish the Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Series C
Allocated Assets. The Advisor will maintain records and will monitor all open positions relating thereto;
provided, however, that, except as provided in Section
1(g) hereof, the Advisor shall not be responsible for any errors by the Trust's brokers. The Managing Owner also will furnish the Advisor with a copy of the form of all reports, including but not limited to, monthly, quarterly and annual reports, sent to the Limited
Owners,
and copies of all reports filed with the SEC, the CFTC and the NFA. The Advisor shall, at the Managing Owner's request, make a good faith effort to provide the Managing Owner with copies of all trade confirmations (if the broker is other than Prudential
Securities), daily equity runs, monthly trading reports or other reports sent to the Advisor by the Trust's commodity broker regarding the Trust, and in the Advisor's possession or control, as the Managing Owner deems appropriate, if the Managing Owner cannot obtain such copies on its own behalf. Upon request, the Managing Owner will provide the Advisor with accurate information with respect to the Series C Allocated
Assets.

14. The Advisor's Representations and Warranties.

The Advisor represents and warrants that:

(a) it has full capacity and authority to enter into this Agreement, and to provide the services required of it hereunder;

(b) it is a duly formed and validly existing limited partnership, in good standing under the laws of Delaware, and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement;

(c) it will not by entering into this
Agreement and by acting as a commodity trading advisor to the Trust, (i) be required to take any action contrary to its incorporating or other formation documents or any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound, that, in the case of (i) or (ii), would materially limit or materially adversely affect its ability to perform its duties under this Agreement;

(d) it has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement including, without limitation, registration as a commodity trading advisor under the CE Act and membership of the NFA as a commodity trading advisor and it will maintain and renew any required licenses, registrations, approvals or memberships during the term of this Agreement;

(e) a copy of its most recent Commodity
Trading Advisor Disclosure Document as required by Part
4 of the CFTC's regulations has been provided to the Managing Owner on behalf of the Trust in the form of Exhibit C hereto (and the Managing Owner acknowledges receipt of such Disclosure Document on behalf of the Trust) and, except as disclosed in such Disclosure
Document, all information in such Disclosure Document
(including, but not limited to, background, performance, trading methods and trading systems) is true, complete and accurate in all material respects and is in conformity in all material respects with the provisions of the CE Act, as amended, including the rules and regulations thereunder;

(f) As of the date hereof, there has been no material adverse change in the Advisor's past performance history as set forth in its Disclosure
Document which has not been communicated in writing to and received by the Trust and the Managing Owner or their counsel.

(g) Neither the Advisor nor any of its
principals has managed, controlled or directed, on an overall discretionary basis, the trading for any commodity account which is required by CFTC regulations and the rules and regulations under the 1933 Act to be disclosed in the

Registration Statement and the
Prospectus which has not been disclosed in its Disclosure Document.

(h) The Series C Allocated Assets should not, in the reasonable judgment of the Advisor, result in the Advisor being required to alter its Trading
Approach to a degree which would be expected to have a material adverse effect on the Trust; and

(i) neither the Advisor, nor its partners, directors, officers, employees, agents, principals, affiliates, nor any of its or their respective successors or assigns: (i) shall knowingly use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of, and/or other information about, the Limited Owners of the Trust; nor (ii) shall solicit any person it or they know is a Limited Owner of the Trust for the purpose of soliciting commodity business from such Limited Owner, unless such Limited Owner shall have first contacted the Advisor or is already a client of the Advisor or a prospective client with which the Advisor has commenced discussions or is introduced or referred to the Advisor by an unaffiliated agent other than in violation of clause (i).

(j) The Advisor does not provide any services to any persons or conduct any business involving advice with respect to investments other than Commodities (as defined in the Advisory Agreement), except as has been disclosed in writing to the Managing Owner. The
Advisor is not required to be registered as an investment adviser under the United States Investment
Advisers Act of 1940, as amended (the "Advisers Act"), but voluntarily may so register in the future.

(k) this Agreement has been duly and validly authorized, executed and delivered and is a valid and binding agreement, enforceable against the Advisor in accordance with its terms;

(l) there is no pending, or to the best of the Advisor's or any of its partners', officers', or employees' knowledge, threatened or contemplated action, suit or proceeding before any court or arbitration panel, or before or by any governmental, administrative or self-regulatory body, to which it or its employees or affiliates is a party, or to which any of its assets is subject, which might reasonably be expected to result in any material adverse change in the Advisor's condition (financial or otherwise), business or prospects or reasonably might be expected to affect adversely in any material respect any of the Advisor's assets or which reasonably might be expected to (A) materially impair the Advisor's ability to discharge its obligations to the Trust, or (B) result in a matter which would require disclosure in its Disclosure Document which has not been so disclosed;
and the Advisor has not received any notice of an investigation by (i) the NFA regarding noncompliance with NFA rules or the CE Act, (ii) the CFTC regarding noncompliance with the CE Act, or the rules and regulations thereunder, or (iii) any exchange regarding noncompliance with the rules of such exchange, which investigation reasonably might be expected to (1) materially impair its ability to discharge its obligations to the Trust, or (2) result in a matter which would require disclosure in its Disclosure
Document which has not been so disclosed; and

The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect with respect to the Advisor, the Advisor promptly will notify the Trust in writing thereof.

15. The Managing Owner's Representations and Warranties.

The Managing Owner represents and warrants on behalf of the Trust and itself that:

(a) each has the full capacity and authority to enter into this Agreement and to perform its obligations hereunder;

(b) it will not, by acting as managing owner to the Trust or by entering into this Agreement, and the Trust will not (i) be required to take any action contrary to its incorporating or other formation documents or any applicable statute, law or regulation of any jurisdiction, or (ii) breach or cause to be breached (A) any undertaking, agreement, contract, statute, rule or regulation to which it or the Trust is a party or by which it or the Trust is bound, or (B) any order of any court or governmental or regulatory agency having jurisdiction over it or the Trust, which in the case of (i) or (ii) would materially limit or materially adversely affect the performance of its or the Trust's duties under this Agreement;

(c) it is registered as a commodity pool operator under the CE Act and is a commodity pool operator member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement;

(d) this Agreement has been duly and validly authorized, executed and delivered, and is a valid and binding agreement, enforceable against each of them, in accordance with its terms; and

(e) on the date hereof, it is, and during the term of this Agreement, it will be (i) in the case of the Trust, a duly formed and validly existing Delaware
Business Trust, and (ii) in the
case of the Managing Owner, a duly formed and validly existing corporation, in each case, in good standing under the laws of the State of Delaware, and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement.

(f) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of the Interests have been obtained, and, no order preventing or suspending the use of the Prospectus with respect to the Interests has been issued by the SEC, the CFTC or the NFA. As of the date hereof; and at all times subsequent hereto up to and including the date of termination of the Continuous Offering Period, the Registration Statement as of its effective date and the Prospectus as of the Closing Date will contain all statements required to be made therein and will conform in all material respects with the requirements of the 1933 Act and the CE Act, and the rules and regulations of the SEC and the CFTC, respectively thereunder, and with the rules of the NFA and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading;
provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Managing Owner, the Trust or to Prudential Securities by or on behalf of the Advisor for the express purpose of inclusion in the Registration Statement or the Prospectus, including, without limitation, references to the Advisor and its affiliates, controlling persons, partners, directors, officers and employees, as well as to the

Advisor's Trading Approach and past performance history.

The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect, the Managing Owner promptly will notify the Advisor in writing.

16. Assignment.

This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto, except that the Advisor need not obtain the consent of any Other
Advisor.

17. Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Interests.

18. Amendment or Modification or Waiver.

This Agreement may not be amended or modified, nor may any of its provisions be waived, except upon the prior written consent of the parties hereto, except that an amendment to, a modification of, or a waiver of any provision of the Agreement as to the Advisor need not be consented to by any Other Advisor.

19. Notices.

Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail, postage prepaid, return receipt requested, or by telecopy, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

If to the Managing Owner:            If to the Trust:
Prudential Securities Futures        World Monitor Trust - Series C
   Management Inc.                   c/o Prudential Securities Futures
One New York Plaza, 13th floor          Management Inc.
New York, New York 10292-2013        One New York Plaza, 13th floor
Attention:  Eleanor L. Thomas        New York, New York 10292-2013
Facsimile:  (212) 778-3694           Attention: Eleanor L. Thomas
                                     Facsimile:  (212) 778-3694

and in either case with a
 copy to:
Rosenman & Colin LLP          and    Prudential Securities Incorporated
575 Madison Avenue                   One New York Plaza, 13th Floor
New York, New York 10022             New York, New York 10292-2013
Attention:  Fred M. Santo, Esq.      Attention:  Eleanor L. Thomas
Facsimile:  (212) 940-7079           Facsimile:  (212) 778-3694

If to the Advisor:                   with a copy to:

Northfield Trading L.P.              Katten Muchin & Zavis
3609 S. Wadsworth                    525 W. Monroe
Suite 250                            Suite 1600
Denver, Colorado  80235-2110         Chicago, Illinois 60661
Attention:  Douglas Bry              Attention:  Wesley Nissen, Esq.
Facsimile:  (303) 985-3225           Facsimile:  (312) 577-8750


20. Governing Law.

Each party agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

21. Survival.

The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

22. Disclosure Document Modifications.

The Advisor shall promptly furnish the Managing
Owner with a copy of all modifications to its Disclosure Document when available for distribution.
Upon receipt of any modified Disclosure Document by the Managing Owner, the Managing Owner will provide the Advisor with an acknowledgement of receipt thereof.

23. Promotional Literature.

Each party agrees that prior to using any promotional literature in which reference to the other parties hereto is made, it shall furnish in advance a copy of such information to the other parties and will not make use of any promotional literature containing references to such other parties to which such other parties object, except as otherwise required by law or regulation.

24. No Waiver.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

25. No Liability of Limited Owners.

This Agreement has been made and executed by and on behalf of the Trust, and the obligations of the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually, but rather, are binding only upon the assets and property of the Trust, and, to the extent provided herein, upon the assets and property of the Managing
Owner.

26. Headings.

Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

27. Complete Agreement.

Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

28. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

29. Arbitration, Remedies.

Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by arbitration in the City of New York pursuant to the rules of

NFA or, if NFA should refuse to
accept the matter, the securities rules of American Arbitration Association, and that the decision of the arbitrator shall be final and binding and a proceeding to enforce any such decision may be brought in any court having jurisdiction thereof.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

WORLD MONITOR TRUST - SERIES C       PRUDENTIAL SECURITIES
                                     FUTURES MANAGEMENT, INC.

By:  PRUDENTIAL SECURITIES           By: /s/ Guy Scarpaci
     FUTURES MANAGEMENT INC.,           -------------------
Its: Managing Owner                     Guy Scarpaci
                                        Director

By: /s/ Eleanor L. Thomas
    -------------------------
    Eleanor L. Thomas
    President

NORTHFIELD TRADING L.P.

By: /s/ Douglas Bry
   --------------------------
   Douglas Bry
   President

                    EXHIBIT A

              SERIES C TRADING SYSTEM

TRADING APPROACH OF NORTHFIELD TRADING L.P.

The Advisor will make its trading decisions for Series C according to its Diversified Program as described in Exhibit C as amended from time to time. The
Advisor will trade the Series C Allocated Assets at 1.5 times their actual value (the "Trading Level"); provided, however, that the actual value of the Series C Allocated
Assets, and not the Trading Level, shall be used in calculation of any fees due to the Advisor.

                    EXHIBIT B

          TRADING LIMITATIONS AND POLICIES

The following limitations and policies are applicable to assets representing the Series C Allocated Assets of the Trust as a whole and at the outset to the Advisor individually; since the Advisor initially will manage
100% of the Trust's Series C Allocated Assets, such application of the limitations and policies is identical initially for the Series C Allocated Assets of the Trust and the Advisor. The Advisor sometimes may be prohibited from taking positions for the Series C Allocated Assets which it would otherwise acquire due to the need to comply with these limitations and policies. The Managing
Owner will monitor compliance with the trading limitations and policies set forth below, and it may impose additional restrictions (through modification of such limitations and policies) upon the trading activities of the Advisor, as it, in good faith, deems appropriate in the best interests of the Series C
Interests of the Trust, subject to the terms of the Advisory Agreement.

The Managing Owner will not approve a material change in the following trading limitations and policies without obtaining the prior written approval of Limited Owners owning more than 50% of the Series C Interests. The
Managing Owner may, however, impose additional trading limitations on the trading activities of the Series C
Interests of the Trust without obtaining such approval if the Managing Owner determines such additional limitations to be necessary in the best interests of the Series C
Interests of the Trust.

Trading Limitations

The Series C Interests of the Trust will not:
(i) engage in pyramiding its commodities positions (i.e., the use of unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of commodities positions or obtaining lines of credit for the trading of forward currency contracts;
provided, however, that the Series C Interests of the Trust are prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition; (iv) permit the Advisor to share in any portion of the commodity brokerage fees paid by the Series C Interests of the Trust; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

The Series C Interests of the Trust will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, the Advisor has agreed to abide by the trading policies of the Series C
Interests of the Trust, which currently are as follows:

(1) Series C Allocated Assets will generally be invested in contracts which are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2) Stop or limit orders may, in the Advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, no assurance can be given, however, that Prudential
Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3) The Series C Interests of the Trust generally will not initiate an open position in a futures contract
(other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances.
This policy does not apply to forward and cash market transactions.

(4) The Series C Interests of the Trust may occasionally make or accept delivery of a commodity including, without limitation, currencies. The Series C
Interests of the Trust also may engage in EFP transactions involving currencies and metals and other commodities.

(5) The Series C Interests of the Trust may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(6) The Series C Interests of the Trust will not initiate open futures or option positions which would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the Trust's Series C Allocated Assets for any one commodity, or in excess of 66-2/3% of the Trust's Series
C Allocated Assets for all commodities combined. Under certain market conditions, such as an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit Allocated Assets as margin in excess of the foregoing limits and in such case the Managing Owner will cause the Advisor to reduce its open futures and option positions to comply to these limits before initiating new commodities positions.

(7) To the extent the Series C Interests of the Trust engage in transactions in forward currency contracts other than with or through Prudential Securities and/or
PBFI, the Series C Interests of the Trust will only engage in such transactions with or through a bank which as of the end of its last fiscal year had an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for such year, and through other broker-dealer firms with an aggregate balance in its capital, surplus and related accounts of at least
$50,000,000.

                      EXHIBIT C

            [ATTACH LATEST DISCLOSURE DOCUMENT

                      EXHIBIT D

          [ATTACH LIST OF EXECUTING BROKERS]